		Exhibit 99.1
United States Commodity Index Funds Trust
Monthly Account Statements
For the Month Ended September 30, 2010

	United States
	Commodity
Statements of Income (Loss)	Index Fund	Total

Income
Realized Trading Gain (Loss)	$467,744	$467,744
Unrealized Gain (Loss) on Market Value of Futures	578,092	578,092
Interest Income	347	347
ETF Transaction Fees	2,800	2,800
Total Income (Loss)	$1,048,983	$1,048,983

Expenses
Investment Advisory Fee	$10,867	$10,867
Brokerage Commissions	2,305	2,305
Other Expenses	12,329	12,329
Total Expenses	25,501	25,501
Expense Waiver	(10,673)	(10,673)
Net Expenses	$14,828	$14,828
Net Gain (Loss)	$1,034,155	$1,034,155

Statements of Changes in Net Asset Value

Net Asset Value Beginning of Period 9/1/10	$9,998,320	$9,998,320
Additions	15,783,174	15,783,174
Withdrawals	(5,148,469)	(5,148,469)
Net Gain (Loss)	1,034,155	1,034,155

Net Asset Value End of Period	$21,667,180	$21,667,180
Net Asset Value Per Unit	$54.17

Statements of Changes in Units Outstanding

Units Outstanding Beginning of Period 9/1/10	200,020	200,020
Additions	300,000	300,000
Withdrawals	(100,000)	(100,000)
Units Outstanding End of Period 9/30/10	400,020	400,020

To the Unitholders of United States Commodity Index Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statements for the month ended September 30, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States Commodity Index Funds Trust

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502